UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 9, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
         ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
         ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
         ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.
Item 7.01   Regulation FD Disclosure.

Officers of Humana Inc. (the “Company”) will be meeting with investors and analysts at an industry conference on January 13, 2014.  During the meetings, the company intends to address its prospects and performance.  The Company will not opine on any financial results or expectations for 2013 or 2014 at this conference beyond those listed below since it is in the process of closing its books for 2013.

Medicare Advantage and Stand-alone PDP Enrollment

Based upon the results of the Medicare Annual Election Period, the Company expects gross sales and terminations for individual Medicare Advantage plans for 2014 to be meaningfully better than previously projected resulting in higher anticipated net Medicare Advantage membership gains for 2014.  Additionally, gross sales and terminations for the Company’s stand-alone Prescription Drug Plans (“PDP”) for 2014 are anticipated to be meaningfully better than previously projected resulting in higher anticipated net stand-alone PDP membership gains for 2014.

Health Insurance Exchanges

As a result of the December 2013 federal and state regulatory changes allowing certain individuals to remain in their previously existing off-exchange health plans, the Company now expects the risk mix of members enrolling through the health insurance exchanges to be more adverse than previously expected.

Earnings Estimate for 2014

The Company is evaluating the effects of its revised Medicare enrollment and health insurance exchange risk mix expectations but is reaffirming its previous 2014 earnings guidance of $7.25 to $7.75 per diluted common share.

2015 Medicare Advantage Funding Pressures

In a December 2013 call, the Centers for Medicare and Medicaid Services (“CMS”) updated its medical cost trend assumptions associated with Original Medicare fee-for-service.  This preliminary medical cost trend data from CMS would increase the Company’s prior estimate of 2015 Medicare Advantage funding pressure of 4 to 5 percent to a range of 6 to 7 percent.

The Company expects to continue its standard process of seeking alternatives to minimize the disruption to Medicare beneficiaries this level of rate decline may cause.  Such alternatives include clinical management programs, operating cost efficiencies, benefit changes, market exits and other operating strategies.  In the interim, the Company also expects to continue its efforts to educate CMS, the Administration and Congress on the adverse impact such rate pressures have upon Medicare beneficiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Interim Chief Financial Officer (Principal Accounting Officer)

Dated:           January 9, 2014